SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



          Date of Report                              September 26, 1997
(Date of earliest event reported)



                             RCM TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)



                                     NEVADA
                 (State or other jurisdiction of incorporation)



          1-10245                                           95-1480559
(Commission File Number)                                (IRS Employer
                           `                         Identification Number)



2500 McClellan Avenue, Pennsauken, NJ                    08109-4613
(Address of principal executive offices)                 (Zip Code)



                                (609) 486 - 1777
              (Registrant's telephone number, including area code)




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ITEM 5.  Other Events

RCM Technologies, Inc. (the "Registrant") has previously disclosed in its periodic filings with the Securities & Exchange Commission, a potential claim for contribution relating to the operations of a facility by the Registrant prior to 1977.

On September 26, 1997, the Registrant and Alumax, Inc., (the "Claimant"), entered into a Settlement Agreement, whereby the Registrant agreed to settle the potential controversy by paying $300,000 and issuing 20,825 restricted shares of its common stock, valued at $300,000 ("Restricted Shares") to the Claimant. The Registrant has granted the Claimant certain registration rights with respect to the Restricted Shares and has guaranteed the $300,000 value of the Restricted Shares upon the effectiveness of a registration statement filed with the Securities & Exchange Commission covering the resale of the shares. The settlement agreement also contains customary mutual releases and indemnification provisions.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             RCM Technologies, Inc.




                                             By:   /S/ Stanton Remer
                                                   Stanton Remer
                                                   Chief Financial Officer,
                                                    Treasurer,  and Director

Date: October 8, 1997




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